UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 15, 2021
Date of Report (Date of earliest event reported)

TechnipFMC plc
(Exact name of registrant as specified in its charter)

United Kingdom	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One St. Paul’s Churchyard
London
United Kingdom		EC4M 8AP
(Address of principal executive offices)		(Zip Code)

+44 203-429-3950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry Into a Material Definitive Agreement

On February 15 and 16, 2021, TechnipFMC plc (the “Company”) entered into certain agreements related to its separation into two industry-leading, independent, publicly traded companies: the Company, a fully integrated technology and services provider; and Technip Energies N.V., a leading engineering and technology player (“Technip Energies”).  The transaction is structured as a spin-off (the “Spin-off”) of a majority stake in the Company’s Technip Energies segment in the form of a share dividend pursuant to which holders of TechnipFMC shares will receive ordinary shares, €0.01 nominal value per share, of Technip Energies (the “Technip Energies Shares”). The agreements include the following:

•	a Tax Matters Agreement (the “TMA”) with Technip Energies;
•	an Employee Matters Agreement (the “EMA”) with Technip Energies;
•	a Transition Services Agreement (the “TSA”) with Technip Energies;
•	a Patent License Agreement and a Co-Existence and Trademark Matters Agreement, each with Technip Energies (collectively, the “Intellectual Property Agreements”);
•
a Credit Agreement with JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc. or an affiliate, DNB Capital, LLC or an affiliate, Société Générale, Sumitomo Mitsui Banking Corporation, Wells Fargo Securities, LLC and BofA Securities, Inc., collectively, as lead arrangers, JPMorgan Chase Bank, N.A., as administrative agent, Standard Chartered Bank, as documentation agent, and the lenders party thereto (the “Credit Agreement”); and

•	a Supplemental Indenture with the guarantors named therein and U.S. Bank National Association, as trustee (the “Supplemental Indenture”).

The descriptions below of the TMA, EMA, TSA, the Intellectual Property Agreements, the Credit Agreement and the Supplemental Indenture, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete terms and conditions of the TMA, EMA, TSA, the Intellectual Property Agreements, the Credit Agreement and the Supplemental Indenture, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 4.1 respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Tax Matters Agreement

The TMA governs the Company’s and Technip Energies’ respective rights, responsibilities, and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and certain other matters regarding taxes.

Generally, the Company is liable for all pre-Spin-off taxes attributable to the business of Technip Energies required to be reported on either combined, consolidated, unitary or similar returns that include one or more of the Company and its subsidiaries (other than Technip Energies and its subsidiaries) and one or more of Technip Energies and its subsidiaries or returns that include only one or more of the Company and its subsidiaries (other than Technip Energies and its subsidiaries). Technip Energies is generally liable for all taxes attributable to the Technip Energies business required to be reported on returns that include only one or more of Technip Energies and its subsidiaries. In addition, the TMA addresses the allocation of liability for taxes that are incurred as a result of the separation undertaken to effectuate the Spin-off.

Employee Matters Agreement

Allocation of employment liabilities. Subject to certain exceptions, the general principle for the allocation of employment and service-related liabilities is that (i) Technip Energies assumes all such liabilities relating to Technip Energies’ employees and former employees of the Company who worked wholly or substantially in the business of Technip Energies as of the date of the termination of their employment (“former Technip Energies employees”) and (ii) the Company retains all such liabilities relating to all other current and former employees of the Company (including employees who are identified as Technip Energies employees, but do not in fact transfer to Technip Energies), in each case, regardless of when such liabilities arise.

Terms and conditions of Technip Energies employees. As of the completion of the Spin-off, Technip Energies will provide each of its current employees with the same basic salary and contractual benefits that he or she received prior to the date of his or her transfer to Technip Energies.

Employee benefit and cash bonus plans. The employees of Technip Energies will generally, as of the date of the Spin-off or as of the date of such employee’s applicable employment transfer date, be eligible to participate in Technip Energies employee benefit plans that are substantially similar to those that apply to them prior to the date of the Spin-off. Technip Energies will establish a cash bonus plan for the 2021 performance period.

Share-based incentive schemes. Awards granted under share-based incentive schemes will be treated as follows:

•
Generally, the restricted stock units of the Company (the “RSUs”) that were scheduled to vest in less than one year from the closing of the Spin-off, to the extent not previously vested, were accelerated, and were settled into the Company shares prior to the Spin-off and are eligible to receive the dividend in kind resulting from the Spin-off if such shares continue to be held on February 17, 2021 (the “Record Date”). This acceleration did not apply to Company executives.

•
The performance restricted stock units of the Company (the “PSUs”) that were scheduled to vest in less than one year from the closing of the Spin-off, to the extent not previously accelerated, and were settled into the Company shares prior to the Spin-off based on actual performance as of immediately prior to the acceleration and are eligible to receive the dividend in kind resulting from the Spin-off if such shares continue to be held on the Record Date. This acceleration did not apply to Company executives.

•
Holders of the Company unvested options, RSUs, and PSUs will not receive the dividend in kind resulting from the Spin-off, and such awards will be treated as described in Technip Energies’ registration statement on Form F-1 (the “Form F-1”) depending upon whether the holder is employed by or is a director of the Company or Technip Energies following the Spin-off.

In addition, Technip Energies will establish, and employees may be eligible to participate in, the incentive plan described in the Form F-1 following the Spin-off.

Long-term employee benefits. As of the date of the Spin-off or as of the date of the applicable employment transfer date of the employees of Technip Energies, Technip Energies will generally assume sponsorship of and responsibility for any stand-alone employee benefit arrangements relating to its employees and former Technip Energies employees. Further, subject to certain exceptions, the accrued (past service) liabilities, as well as any associated assets, relating to Technip Energies employees and former Technip Energies employees under the plans of the Company providing retirement, disability or death, old-age or jubilee benefits, will transfer to Technip Energies. However, any liabilities for Technip Energies’ employees under the FMC Technologies Employees’ Retirement Program will be specifically retained by the Company.

Transition Services Agreement

The Company and Technip Energies will, to the extent that shared business functions have not been separated prior to the Spin-off, each provide to the other various services and support on an interim transitional basis until such time as Technip Energies (or the Company in the case of services Technip Energies will provide to the Company) have developed the capability to provide the relevant services and support themselves or have appointed a third-party provider to provide those services and support.

The TSA is reciprocal with approximately 33% of services being provided by the Company to Technip Energies, and 67% being reverse services provided by Technip Energies to the Company. Services and support will be provided with the same standard of care, quality, priority, timeliness and skill as during the one-year period prior to the Spin-off. The Company anticipates that the charges for the services will be on a cost-plus basis (with a mark-up to reflect the management and administrative cost of providing the services). The services generally commenced on the date of the Spin-off and are generally intended to terminate between three and twelve months after the date of the Spin-off. The recipient of the services will generally have the ability to: (i) extend the term that a service is provided for by up to six months, subject to a maximum aggregate service term of 24 months; and (ii) terminate any or all services early subject to a 30-day notice period. Each party, as provider, has standard termination rights for unremedied material breach or non-payment of charges by the recipient.

Neither Technip Energies nor the Company are liable under the TSA for any claim or cause of action arising thereunder except to the extent that claims arise from a provider’s gross negligence or willful misconduct, and consequential damages are excluded to the extent permitted under applicable law.

The services and support to be provided by the Company to Technip Energies include: IT, administration, human resources, real estate and facilities, non-strategic corporate services, procurement services, enterprise management services, rental and facility management services, tax, treasury and financial reporting and accounting services.

Intellectual Property Agreements

Patent License Agreement. The Company and Technip Energies have each been granted the right to continue to use patent rights that are owned by the Company or Technip Energies in connection with their respective businesses and which are used or anticipated to be used by both the Company and Technip Energies  in our and their respective businesses following the completion of the Spin-off. The licenses are on a perpetual, worldwide, and royalty-free basis, each limited to the field of the respective licensee’s business. The licenses contain a termination right for the licensor in the event of assignment by licensee to a competitor of licensor. The Patent License Agreement also contains royalty-free licenses in favor of Technip Energies with respect to certain patents related to flexibles and fixed offshore platform technologies.

Coexistence and Trademark Matters Agreement. The Company and Technip Energies entered into a perpetual Coexistence and Trademark Matters Agreement regulating each party’s use of its own trademarks containing or consisting of the name “Technip,” including Technip Energies’ use of “Technip Energies” trademarks. Under the agreement, if either of the Company or Technip Energies is acquired by a competitor of the other party, the non-acquired party may require the acquired party to cease all use of any trademarks containing or consisting of the name “Technip” within twelve months of the date of completion of the acquisition. The Coexistence and Trademark Matters Agreement also contains a transitional license in favor of Technip Energies with respect to ongoing use by Technip Energies of certain marks related to the loading systems business unit.

Credit Agreement

The Company entered into the Credit Agreement on February 16, 2021, which is a $1,000,000,000 three-year senior secured multicurrency revolving credit facility. The Credit Agreement provides for a $450,000,000 letter of credit subfacility.

The Company will access funding of $400 million of the revolving credit facility established by the Credit Agreement in conjunction with the Spin-off and plans to use the proceeds of the draw to fund short-term needs associated with the Spin-off. The need for short-term funding is primarily due to:

•
Acceleration of the effective date of the Spin-off relative to the timing of ongoing restructuring of the Company’s global portfolio of cash and liquidity in a manner suitable for the needs of the Company following the Spin-off;

•
Timing of the receipt of Bpifrance Participations SA’s (“BPI”) $200 million investment, for which BPI is awaiting final regulatory approval from one competition authority beyond the European Union; and

•	Maturity of $80 million in fixed but not yet realized foreign exchange gains, associated with hedges of debt borrowings repaid at the time of separation.

Pro forma for the events of the Transactions through the effective date of the Spin-off, including the aforementioned draw, we expect our cash and debt profile to consist of the following:

•	Cash and cash equivalents of approximately $600 million;
•	Debt of approximately $2,800 million; and
•
Net debt of approximately $2,200 million, which is modestly above the Company's previous guidance of $1,700 million when excluding the temporary draw on the revolving credit facility due to the items discussed above.

Borrowings under the revolving credit facility bear interest at the following rates, plus an applicable margin, depending on currency:

•	U.S. dollar denominated loans bear interest, at the Borrowers’ option, at a base rate or an adjusted rate linked to the London interbank offered rate (“Adjusted LIBOR”);
•	Sterling denominated loans bear interest at Adjusted LIBOR; and
•	Euro-denominated loans bear interest on adjusted rate linked to the Euro interbank offered rate.

The applicable margin for borrowings under the revolving credit facility ranges from 2.50% to 3.50% for eurocurrency loans and 1.50% to 2.50% for base rate loans, depending on a total leverage ratio. The Credit Agreement is subject to customary representations and warranties, covenants, events of default, mandatory repayment provisions and financial covenants.

Supplemental Indenture

As previously announced, on January 29, 2021, the Company closed its offering of $1,000,000,000 in aggregate principal amount of 6.500% senior notes due 2026 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture, dated as of January 29, 2021 (the “Indenture”), between the Company, the guarantors named therein and U.S. Bank National Association, as trustee. The Notes and related guarantees were issued in a private offering exempt from the Securities Act of 1933, as amended (the “Securities Act”) and have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

In connection with the closing of the Spin-off, the Company and certain of its non-U.S. subsidiaries entered into the Supplemental Indenture, pursuant to which the Company and such subsidiaries became guarantors of the Notes under the Indenture. Pursuant to the Supplemental Indenture, the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company and substantially all of the Company’s non-U.S. subsidiaries in Brazil, the Netherlands, Norway, Singapore and the United Kingdom (subject to applicable limitations contained in the Indenture).

In addition, in connection with the closing of the Spin-Off, the Company used the net proceeds from the issuance of the Notes, together with cash on hand, to repay, discharge, repurchase, retire and/or redeem certain existing indebtedness of the Company, including the $500.0 million 3.45% Senior Notes due 2022, the $2.5 billion revolving senior unsecured revolving credit facility agreement dated January 17, 2017 and €500.0 million revolving credit facility dated May 19, 2020.

Item 2.01          Completion of Acquisition or Disposition of Assets

On February 16, 2021, the Company completed the Spin-off. Technip Energies’ business consists of those activities that previously comprised the Company’s Technip Energies business segment, as described in the Form F-1. Technip Energies is now an independent public company and its shares trade on the Euronext Paris stock exchange.

The Spin-off occurred by way of a pro rata dividend to the Company’s shareholders of 50.1% of Technip Energies Shares. Each of the Company’s shareholders received one Technip Energies Share for every five shares of the Company held at 5:00 p.m., New York City time, on the Record Date, and cash in lieu of any fractional Technip Energies Shares.

The Form F-1 was filed by Technip Energies with the Securities and Exchange Commission and was declared effective on February 12, 2021.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Credit Agreement under the heading “Credit Agreement” and relating to the Supplemental Indenture under the heading “Supplemental Indenture” is hereby incorporated into this Item 2.03 by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Spin-off, effective on February 16, 2021, (i) Arnaud Pieton resigned as an officer of the Company and (ii) Arnaud Caudoux, Pascal Colombani, Marie Ange Debon, Didier Houssin, Olivier Piou and Joseph Rinaldi resigned from the board of directors of the Company and any respective committees of the board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Item 8.01          Other Events

On February 15, 2021, the Company and Technip Energies issued a joint press release. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(b) Unaudited pro forma condensed combined financial information of the Company giving effect to the Spin-off and required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture, dated February 16, 2021, by and among the Company, the guarantors party thereto, and U.S. Bank National Association, as trustee
10.1*	Tax Matters Agreement, dated as of February 16, 2021 by and between the Company and Technip Energies
10.2	Employee Matters Agreement, dated as of February 15, by and between the Company and Technip Energies
10.3*	Transition Services Agreement, dated as of February 15, 2021 by and between the Company and Technip Energies
10.4*	Patent License Agreement, dated as of February 15, 2021 by and between the Company and Technip Energies
10.5*	Coexistence and Trademark Matters Agreement, dated as of February 15, 2021 by and between the Company and Technip Energies
10.6*
Credit Agreement, dated February 16, 2021, by and among JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc. or an affiliate, DNB Capital, LLC or an affiliate, Société Générale, Sumitomo Mitsui Banking Corporation, Wells Fargo Securities, LLC and BofA Securities, Inc., collectively, as lead arrangers, JPMorgan Chase Bank, N.A., as administrative agent, Standard Chartered Bank, as documentation agent, and the lenders party thereto

99.1	News Release issued by the Company and Technip Energies, dated February 15, 2021
99.2
Unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2020

104	Inline XBRL for the cover page of this Current Report on Form 8-K

*The schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Company plc

By: /s/ Alf Melin
Dated:	February 16, 2021	Name: Alf Melin
Title: Executive Vice President and Chief Financial Officer